SIFCO Industries, Inc. (“SIFCO”) Announces
Third Quarter Fiscal 2021 Financial Results

Cleveland - SIFCO Industries, Inc. (NYSE American: SIF) today announced financial results for its third quarter of fiscal 2021, which ended June 30, 2021.

Third Quarter Results
•Net sales in the third quarter of fiscal 2021 decreased 8.8% o $25.3 million, compared with $27.8 million for the same period in fiscal 2020.
•Net income for the third quarter of fiscal 2021 was $0.3 million, or $0.04 per diluted share, compared with net income of $2.3 million, or $0.39 per diluted share, in the third quarter of fiscal 2020.
•EBITDA was $2.3 million in the third quarter of fiscal 2021, compared with $4.3 million in the third quarter of fiscal 2020.
•Adjusted EBITDA in the third quarter of fiscal 2021 was $2.4 million, compared with Adjusted EBITDA of $2.8 million in the third quarter of fiscal 2020.

Year to Date Results
•Net sales in the first nine months of fiscal 2021 decreased 10.9% to $75.3 million, compared with $84.5 million for the same period in fiscal 2020.
•Net income for the first nine months of fiscal 2021 was $1.8 million, or $0.29 per diluted share, compared with net income of $4.2 million, or $0.72 per diluted share, in the first nine months of fiscal 2020.
•EBITDA was $7.2 million in the first nine months of fiscal 2021, compared with $10.3 million in the first nine months of fiscal 2020.
•Adjusted EBITDA in the first nine months of fiscal 2021 was $5.5 million, compared with Adjusted EBITDA of $8.0 million in the first nine months of fiscal 2020.

Other Highlights
CEO Peter W. Knapper stated, “The SIFCO team continues to focus on safety, delivery, quality, cost, and continuous improvement. While the Company saw more of an impact in its third quarter of fiscal 2021 from the effects of the COVID-19 pandemic due to the longer lead times for certain of our products, we continue to work with and support our customers as the A&E markets begin to react to the recovery that is underway.”

Use of Non-GAAP Financial Measures
The Company uses certain non-GAAP measures in this release. EBITDA and Adjusted EBITDA are non-GAAP financial measures and are intended to serve as supplements to results provided in accordance with accounting principles generally accepted in the United States. SIFCO Industries, Inc. believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2020 and other reports filed with the Securities & Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Third Quarter ended June 30,
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Net sales	$25,330	$27,777	$75,274	$84,521
Cost of goods sold	22,040	23,628	65,317	70,771
Gross profit	3,290	4,149	9,957	13,750
Selling, general and administrative expenses	2,912	2,864	10,336	10,393
Amortization of intangible assets	248	408	765	1,224
Loss on disposal of operating assets	—	55	—	98
Gain on insurance recoveries	—	(1,683)	(2,495)	(2,683)
Operating income	130	2,505	1,351	4,718
Interest expense	143	183	478	697
Foreign currency exchange loss, net	1	12	22	12
Other loss (income), net	(232)	27	(129)	(58)
Income before income tax expense (benefit)	218	2,283	980	4,067
Income tax expense (benefit)	(36)	33	(776)	(101)
Net income	$254	$2,250	$1,756	$4,168

Net income per share
Basic	$0.04	$0.40	$0.31	$0.74
Diluted	$0.04	$0.39	$0.29	$0.72

Weighted-average number of common shares (basic)	5,779	5,676	5,753	5,656
Weighted-average number of common shares (diluted)	6,006	5,807	5,960	5,768

Consolidated Condensed Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2021	September 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$247	$427
Receivables, net of allowance for doubtful accounts of $120 and $249, respectively	20,206	23,225
Other receivables	—	1,547
Contract assets	14,666	11,997
Inventories, net	15,864	15,569
Refundable income taxes	103	103
Prepaid expenses and other current assets	1,596	2,338
Total current assets	52,682	55,206
Property, plant and equipment, net	43,788	44,201
Operating lease right-of-use assets, net	16,174	17,021
Intangible assets, net	1,137	1,890
Goodwill	3,493	3,493
Other assets	86	137
Total assets	$117,360	$121,948
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$9,828	$7,144
Revolver	9,825	12,870
Short-term operating lease liabilities	800	991
Accounts payable	12,244	14,002
Accrued liabilities	6,889	8,290
Total current liabilities	39,586	43,297
Long-term debt, net of current maturities	2,903	4,606
Long-term operating lease liabilities, net of short-term	15,624	16,188
Deferred income taxes	556	1,400
Pension liability	9,611	10,165
Other long-term liabilities	743	769
Shareholders’ equity:
Serial preferred shares, no par value, authorized 1,000 shares	—	—
Common shares, par value $1 per share, authorized 10,000 shares; issued and outstanding shares 5,989 at June 30, 2021 and 5,916 at September 30, 2020	5,989	5,916
Additional paid-in capital	11,025	10,736
Retained earnings	44,095	42,339
Accumulated other comprehensive loss	(12,772)	(13,468)
Total shareholders’ equity	48,337	45,523
Total liabilities and shareholders’ equity	$117,360	$121,948

Non-GAAP Financial Measures

Presented below is certain financial information based on the Company's EBITDA and Adjusted EBITDA. References to “EBITDA” mean earnings (losses) from continuing operations before interest, taxes, depreciation and amortization, and references to “Adjusted EBITDA” mean EBITDA plus, as applicable for each relevant period, certain adjustments as set forth in the reconciliations of net income to EBITDA and Adjusted EBITDA.

Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles in the United States of America (“GAAP”). The Company presents EBITDA and Adjusted EBITDA because management believes that they are useful indicators for evaluating operating performance and liquidity, including the Company’s ability to incur and service debt and it uses EBITDA to evaluate prospective acquisitions. Although the Company uses EBITDA and Adjusted EBITDA for the reasons noted above, the use of these non-GAAP financial measures as analytical tools has limitations. Therefore, reviewers of the Company’s financial information should not consider them in isolation, or as a substitute for analysis of the Company's results of operations as reported in accordance with GAAP. Some of these limitations include:
•Neither EBITDA nor Adjusted EBITDA reflects the interest expense, or the cash requirements necessary to service interest payments on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects any cash requirements for such replacements;
•The omission of the substantial amortization expense associated with the Company’s intangible assets further limits the usefulness of EBITDA and Adjusted EBITDA; and
•Neither EBITDA nor Adjusted EBITDA includes the payment of taxes, which is a necessary element of operations.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its businesses. Management compensates for these limitations by not viewing EBITDA or Adjusted EBITDA in isolation and specifically by using other GAAP measures, such as net income (loss), net sales, and operating income (loss), to measure operating performance. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under GAAP, and neither should be considered as an alternative to net loss or cash flow from operations determined in accordance with GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

The following table sets forth a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

Dollars in thousands	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income	$254	$2,250	$1,756	$4,168
Adjustments:
Depreciation and amortization expense	1,980	1,845	5,710	5,576
Interest expense, net	143	183	478	697
Income tax expense (benefit)	(36)	33	(776)	(101)
EBITDA	2,341	4,311	7,168	10,340
Adjustments:
Foreign currency exchange loss, net (1)	1	12	22	12
Other loss (income), net (2)	(232)	27	(129)	(58)
Loss on disposal of assets (3)	—	55	—	98
Gain on insurance recoveries (4)	—	(1,683)	(2,495)	(2,683)
Equity compensation (5)	85	37	378	262
LIFO impact (6)	248	(5)	582	(16)
Adjusted EBITDA	$2,443	$2,754	$5,526	$7,955

(1)Represents the gain or loss from changes in the exchange rates between the functional currency and the foreign currency in which the transaction is denominated.
(2)Represents miscellaneous non-operating income or expense, such as pension costs, grant income or extinguishment of debt.
(3)Represents the difference between the proceeds from the sale of operating equipment and the carrying values shown on the Company's books.
(4)Represents the difference between the insurance proceeds received for the damaged property and the carrying values shown on the Company's books for the assets that were damaged in the fire at the Orange location.
(5)Represents the equity-based compensation expense recognized by the Company under the 2016 Plan due to granting of awards, awards not vesting and/or forfeitures.
(6)Represents the change in the reserve for inventories for which cost is determined using the last-in, first-out (“LIFO”) method.

Reference to the above activities can found in the consolidated financial statements included in Item 8 of the Company's Annual Report on Form 10-K.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com